UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYTY CAPITAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Wyoming	7389	83-1175722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

626 Alonzo Road

Far Rockaway, NY 11691

(646) 921-8933

(Address, including zip code, and telephone number,

Including area code, of Registrant’s principal executive offices)

Agent for Service:

Capital Administrations LLC

1712 Pioneer Ave Ste 115

Cheyenne, WY 82001

(307) 632-3333

(Name, address, including zip code, and telephone

Number, including area code, of agent for service)

With copies to:

McMurdo Law Group, LLC

Matthew McMurdo

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865 telephone

(866) 606-8914 facsimile

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement

Of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company Emerging growth company ☒	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Shares of common stock ($0.0001 par value), to be registered by selling stockholders	5,000,000 shares	$0.25	$1,250,000	$151.50

1.	No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other objective valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

2.	Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely to compute the registration fee amount.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 26, 2018

PROSPECTUS SUMMARY

CYTY CAPITAL SOLUTIONS INC.

5,000,000 shares of common stock

This is the initial public offering of shares of common stock of CYTY Capital Solutions Inc. (“CYTY” or the “Company”). Prior to this offering, there has been no public market for our common stock. We are not offering any additional shares for sale into the market but are only registering existing shareholders’ shares. We determined the offering price based upon several factors, including: (i) the risks we face as a business; (ii) prevailing market conditions, including the history and prospects for the industry in which we compete; (iii) our future prospects; and (iv) our capital structure.

We are registering for resale up to an aggregate of 5,000,000 shares of our common stock to be sold by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of shares from the selling stockholders. The selling stockholders will sell shares at $0.25 per share until our shares are quoted on the Over-The-Counter Market, and thereafter at prevailing market prices or privately negotiated prices. We cannot assure you of when, if ever, our stock will be listed on the Over-The-Counter Market or any other exchange.

The shares of our common stock offered pursuant to this prospectus will not be “Covered Securities” as that term is defined in Section 18(b) of the Securities Act of 1933, as amended, and therefore, will be subject to material restrictions and additional registration requirements and state law.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.25	$0	$.25

Total Maximum	$5,000,000	$0	$1,250,000

(1) Our shares in this offering will be sold exclusively by our officer and director for no compensation. There are no underwriting commissions involved in this offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $30,000.

CYTY does not plan to use this offering prospectus before the effective date.

This investment involves a high degree of risk. See “Risk Factors” beginning on page _ to read about risks you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. CYTY has not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of CYTY’s common stock and seeking offers to buy shares of CYTY’s common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. CYTY’s business, financial condition, results of operations and prospects may have changed since that date.

Until February 4, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Our Company

CYTY was incorporated in the state of Wyoming on June 7, 2018. Unless the context otherwise requires, all references to the “Company,” “we,” “our” “CYTY” or “us” and other similar terms collectively means CYTY

The Company operates a merchant cash advance business where it currently brokers such transactions and plans to syndicate actual merchant cash advance deals for customers. The Company has created an Internet-based loan marketplace for consumers and our customers, which are lenders. Our technology is now operational and we are able to collect consumer credit requests and compare those requests and related credit information for submission to lenders which have joined our technology platform. We currently can intake consumer applications and inquiries for submission to participating lenders who receive consumer credit requests that are received online from consumers. We have minimal revenues and must have additional lenders join our marketplace to generate significant revenues. Lenders can generate new business that meets their specific underwriting criteria at a cost that is lower than the costs associated with off-line loan originations. Our marketplace and business encompasses most consumer credit categories, including home equity loans and personal loans. We have an additional category for submissions to lenders for business loans. Our website is www.cytycapitalsolutions.com.

CYTY’s objectives are to provide a service for the internet loan providers and participate in the merchant cash advance business. CYTY’s business model envisions providing merchant cash services and current, qualified leads to local lending institution. These leads will represent qualified borrowers in targeted zip code locations where the lender conducts business. Our internet platform offers a portal geared toward providing services to lending institutions who would be our customers. The key function of our platform is to provide qualified leads to lending professionals. The Company monetizes customer inquiries through the use of various advertising methods. The Company sells advertising space on its website and creates revenue through the sale of advertisement spaces and lead packages and by undertaking merchant cash advances.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Where You Can Find Us

Our principal executive offices are located at

626 Alonzo Road

Far Rockaway, NY 11691

www. cytycapitalsolutions.com

The Terms of the Offering

Securities Being Offered	Up to 5,000,000 Shares of common stock

Minimum Securities Being
Offered:	There is no minimum number of shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:	We will sell our shares at a fixed price of $.25 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:	The offering will conclude when all of the 5,000,000 shares of common stock have been sold or 360 days from the date of this prospectus, whichever occurs earlier. We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And
Outstanding Before Offering:	5,450,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Outstanding After Offering:	10,450,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled “Financial Statements.” You should read this summary financial information in conjunction with the section entitled “Management’s Discussion and Analysis,” our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of September 30, 2018

Since Inception
Revenues	$8,259
Expenses	$7,594
Profit (Loss) before income taxes	$665
Provision for income taxes	$—
Net loss	$665

Balance Sheet Information:

 As of September 30, 2018

Total Assets	$1,210
Total Liabilities	$—
Common stock and paid in capital	$545
Total stockholders’ equity	$1,210

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

Risks Related To Our Business

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern.

Our independent auditors state in their audit report dated December 26, 2018, included with this prospectus that since we have suffered recurring losses from operations and negative operating cash flows there is a substantial doubt about our ability to continue as a going concern. This going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

As a start-up company, an investment in our Company is considered a high-risk investment whereby you could lose your entire investment.

We have recently commenced operations and, therefore, we are considered a “start-up” company. We are incurring significant expenses in the implementation of our business plan. As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its startup stage, many of which are beyond our control, including unanticipated developmental expenses, employment costs, and advertising and marketing expenses. We cannot assure you that our business operations as described in this prospectus will prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Our consolidated financial statements indicate we have incurred accumulated earnings of $665 as of September 30, 2018. Because of these conditions, we will require additional working capital to further develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

At the same time, we also expect our costs to increase in future periods as we continue to expend substantial financial resources to develop and expand our business, including:

●	product development;

●	sales and marketing;

●	our infrastructure;

●	strategic opportunities, including commercial relationships; and

●	General administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business and to manage our expenses, we may continue to incur significant losses in the future and not be able to achieve or maintain profitability.

We do not have sufficient capital resources to continue our business without the personal commitment of our founder and President, Yaakov Mechlovitz.

We currently do not have significant revenues from our business. All cash used by the Company to pay its operating and development expenses has been furnished by its founder and President, Yaakov Mechlovitz. After payment of our latest development costs, we estimate that our monthly expenses will approximate $7,000. Our president has verbally committed to pay these expenses for the next 12 months while we continue our efforts to derive revenues from our business. Mr. Mechlovitz could voluntarily default on his commitment or involuntarily default by death, incompetency, or personal insolvency.

If lenders or other advertisers do not work with us and we are unable to attract lenders, our business would be harmed.

Our current financial model depends on revenues generated almost entirely through real estate lenders, and lenders associated with small business loans. Our ability to attract customers depends on a number of factors, including:

●	increasing the number of consumers of our products and services;

●	competing effectively with other merchant cash advance companies;

●	continuing to develop our products and services;

●	keeping pace with changes in technology and with our competitors; and

●	Offering an attractive return on investment.

If we do not innovate and provide products and services that are attractive to any consumer and business users we will be unable to provide a sufficient number of leads to any advertisers and lenders and our business could be harmed.

Our success depends on our continued innovation to provide products and services that would make our website an important tool for industry professionals as well as to establish that businesses will have a need to use our website as an advertisement platform. As a result, we must continually invest significant resources in research and development in order to improve the attractiveness and comprehensiveness of our financial services portal and effectively incorporate new Internet and mobile technologies into them. If we are unable to provide products and services that users want to use, then users may become dissatisfied and use competitors’ websites and mobile applications.

We may be unable to increase awareness of the CYTY’s brand cost-effectively, which could harm our business.

We will rely heavily on the CYTY brand, which we believe is a key asset of our Company. Awareness and perceived quality and differentiation of the CYTY brand are important aspects of our efforts to attract and expand the number of consumers and businesses who use our website and mobile applications. Should the competition for awareness and brand preference increase among online mortgage and loan information providers, we may not be able to successfully maintain or enhance the strength of our brand. If in the future we choose to engage in a paid advertising campaign to further promote the CYTY brand, such efforts may not be successful. If we are unable to maintain or enhance user and advertiser awareness of our brand cost-effectively, our business, results of operations and financial condition could be harmed.

If advertising on the Internet loses its appeal, we may not be able to establish revenues.

Our business model may be effective in the future for a number of reasons, including the following: Internet users can install “filter” software programs which allow them to prevent advertisements from appearing on their computer screens or in their email boxes; Internet advertisements are, by their nature, limited in content relative to other media; companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts; companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements and social media; regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability; and perceived lead quality.

If the technology that we currently use to target the delivery of online advertisements and to prevent fraud on our networks is restricted or becomes subject to regulation, we may not be able to obtain new customers or advertising inventory.

websites typically place small files of non-personalized (or “anonymous”) information, commonly known as cookies, on an Internet user’s hard drive. Cookies generally collect information about users on a non-personalized basis to enable websites to provide users with a more customized experience. Cookie information is passed to the website through an Internet user’s browser software. We currently use cookies, along with other technologies, as set forth in our privacy policies, for purposes that include, without limitation, improving the experience Internet users have when they see Internet advertisements, advertising campaign reporting, website reporting and to monitor and prevent fraudulent activity on our networks. Most currently available Internet browsers allow Internet users to modify their browser settings to prevent cookies from being stored on their hard drive, and some users currently do so. Internet users can also delete cookies from their hard drives at any time. Some Internet commentators and privacy advocates have suggested limiting or eliminating the use of cookies, and legislation has been introduced in some jurisdictions to regulate the use of cookie technology. The effectiveness of our technology could be limited by any reduction or limitation in the use of cookies. If the use or effectiveness of cookies were limited, we expect that we would need to switch to other technologies to gather demographic and behavioral information. While such technologies currently exist, they may be less effective than cookies. We also expect that we would need to develop or acquire other technology to monitor and prevent fraudulent activity on our networks. Replacement of cookies could require re-engineering time and resources, might not be completed in time to avoid losing customers or advertising inventory, and might not be commercially feasible. Our use of cookie technology or any other technologies designed to collect Internet usage information may subject us to litigation or investigations in the future. Any litigation or government action against us could be costly and time consuming, could require us to change our business practices and could divert management’s attention.

If we fail to compete effectively against other Internet companies in the future providing the same or similar services, we may not be able to obtain sufficient consumer and business inquiries and revenue resulting in harm to our business.

The merchant cash advance markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. Our failure to adapt successfully to these changes could harm our business, results of operations and financial condition.

Any significant disruption in service on our website or in our network could damage our reputation and result in a loss of users of our products and services and of advertisers, which could harm our business, results of operations and financial condition.

Our brand, reputation and ability to attract users and advertisers depend on the reliable performance of our network infrastructure and content delivery processes. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our products and services on our website and mobile applications and prevent or inhibit the ability of users to access our services. Problems with the reliability or security of our systems could harm our reputation, result in a loss of users of our products and services and of advertisers and result in additional costs, any of which could harm our business, results of operations and financial condition.

A failure of our systems at one site could result in reduced functionality for our users, and a total failure of our systems could cause our website or mobile applications to be inaccessible. Problems faced by our third-party web hosting providers with the telecommunications network providers with which they contract or with the systems by which they allocate capacity among their customers, including us, could adversely affect the experience of our users. Our third-party web hosting providers could decide to close their facilities without adequate notice. Any financial difficulties, such as bankruptcy reorganization, faced by our third-party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party web hosting providers are unable to keep up with our growing needs for capacity, this could harm our business.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and harm our business, results of operations and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

If our security measures are compromised, future consumers may curtail use of our products and services and future advertisers may reduce their advertising on our website.

Our products and services involve the storage and transmission of users’ information, some of which may be private, and security breaches could expose us to a risk of loss or exposure of this information, which could result in potential liability and litigation. For example, a hacker could steal a user’s profile password and manipulate information about that user’s home or post to a forum while posing as that user. Like all websites, our website is vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personal or other confidential information. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our website, or mobile applications, or the loss or unauthorized disclosure of confidential information, our users and advertisers may lose trust and confidence in us, and users may decrease the use of our website or stop using our website in its entirety, and advertisers may decrease or stop advertising on our website. Further, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our information or our users’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our products or services or close their accounts, cause existing advertisers to cancel their contracts, or subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our business, results of operations and financial condition.

We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will elect to file periodic reports with the Securities and Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $30,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of units under this registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

Risks Related To Our Management

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our key personnel, each of whom would be difficult to replace. In particular, Yaakov Mechlovitz is critical to the management of our business and operations and the development of our strategic direction. The loss of his services would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, our business may suffer.

We do not have compensation or an audit committee, so stockholders will have to rely on our Board of Directors to perform these functions.

We do not have an audit or compensation committee comprised of independent Directors. These functions are performed by all of the members of our Board of Directors. Until we have an audit committee, there may less oversight of management decisions and activities and little ability for minority stockholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority stockholders.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or to prevent fraud.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. We believe that our internal controls and procedures are not effective due to two identified material weaknesses: a) we lack an audit committee and b.) we have limited or no segregation of duties. As a result of our limited management depth, we may have difficulty in implementing our internal controls over our financial reporting. Furthermore, during the course of the evaluation, documentation and attestation, we may identify deficiencies that management may not comply with the requirements imposed by the Sarbanes-Oxley Act under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for our Company to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our shares of common stock.

Our Officer and Director owns a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our Officers and Director will beneficially own approximately 52.2% of our outstanding common shares on a fully diluted basis following this offering. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our Board of Directors;

●	removal of any of our Directors;

●	amendment of our Certificate of Incorporation or By-laws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, our Officer and Director is able to influence all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions. The interests of this person may differ from the interests of the other stockholders, and he may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business operations and they may cause our business to fail in which case you may lose your entire investment.

Our Chief Executive Officer lacks experience in management of reporting companies.

Mr. Mechlovitz, our Chief Executive Officer, lacks experience in running a public company that is a reporting company with the United States Securities and Exchange Commission. This lack of experience may cause delayed filings, increases the risk of being suspended for trading by FINRA because of late filings, being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

Risks Related To Our Systems

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our hardware is irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

Our facility and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our service offerings.

We depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to our third-party data centers or systems, we may be unable to provide services to our customers until the damage is repaired, and may accordingly lose clients and revenues, we may also incur costs in repairing any damage.

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our products and result in a loss of customers.

The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new customers and retain existing customers. Our production system hardware and the disaster recovery operations for our production system hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar event. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. In the event that our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

Government enforcement actions, changes in government regulation, technical proposals and industry standards, including, but not limited to, spyware, privacy and email matters, could decrease demand for our products and services and increase our costs of doing business.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and could adversely affect the demand for our advertising solutions or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of commercial email (e.g., the Federal CAN-SPAM Act of 2003), and taxation. The United States Congress has passed legislation regarding spyware (i.e., H.R. 964, the “Spy Act of 2007”) and the New York Attorney General’s office has also pursued enforcement actions against companies in this industry. In addition, on December 1, 2010, the FTC issued its long-awaited staff report criticizing industry self-regulatory efforts as too slow and lacking adequate protections for consumers and emphasizing a need for simplified notice, choice and transparency to the consumer of the collection, use and sharing of their data. The FTC suggests various methods and measures, including an implementation of a “Do Not Track” mechanism—likely a persistent setting on consumers’ browsers—that consumers can choose whether to allow the tracking of their online searching and browsing activities. As a result of the report, some of the browser makers have been working on their own do-not-track technical solutions, notably Microsoft Internet Explorer, Mozilla Firefox and Google Chrome. Microsoft’s Internet Explorer 9 offers a tracking protection feature that doesn’t allow for tracking by allowing Internet users to download tracking protection block lists which consequently block any third-party domain included in such block lists from serving content. This content-blocking feature, depending on the adoption by Internet users, may adversely affect our ability to grow our company, maintain our current revenues and profitability, serve and monetize content and utilize our behavioral targeting platform. Legislatively, congressman within the House and the Senate are looking to introduce bills regarding the privacy of online and offline data. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, “do not email” lists, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, export of encryption technology, acceptable content, search terms, lead generation, behavioral targeting, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and adversely affect our business. Moreover, it could decrease the acceptance of the Internet as a communications, commercial and advertising medium. We do not use any form of spam or spyware.

We could be subject to legal claims, government enforcement actions and damage to our reputation and held liable for our or our customers’ failure to comply with federal, state and foreign laws, regulations or policies governing consumer privacy, which could materially harm our business.

Recent growing public concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices. The United States Congress currently has pending legislation regarding privacy and data security measures. Any failure by us to comply with applicable federal, state and foreign laws and the requirements of regulatory authorities may result in, among other things, indemnification liability to our customers and the advertising agencies we work with, administrative enforcement actions and fines, class action lawsuits, cease and desist orders, and civil and criminal liability. Recently, class action lawsuits have been filed alleging violations of privacy laws by ISPs.

In addition to government activity, privacy advocacy groups and the technology and direct marketing industries are considering various new, additional or different self-regulatory standards. This focus, and any legislation, regulations or standards promulgated, may impact us adversely. Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting our customers and us. Since many of the proposed laws or regulations are just being developed, and a consensus on privacy and data usage has not been reached, we cannot yet determine the impact these proposed laws or regulations may have on our business. However, if the gathering of profiling information were to be curtailed, Internet advertising would be less effective, which would reduce demand for Internet advertising and harm our business.

Third parties may bring class action lawsuits against us relating to online privacy and data collection. We disclose our information collection and dissemination policies, and we may be subject to claims if we act or are perceived to act inconsistently with these published policies. Any claims or inquiries could be costly and divert management’s attention, and the outcome of such claims could harm our reputation and our business.

Our customers are also subject to various federal and state laws concerning the collection and use of information regarding individuals. These laws include the Children’s Online Privacy Protection Act, the Federal Drivers Privacy Protection Act of 1994, the privacy provisions of the Gramm-Leach-Bliley Act, the Federal CAN-SPAM Act of 2003, as well as other laws that govern the collection and use of consumer credit information. We cannot assure you that our customers are currently in compliance, or will remain in compliance, with these laws and their own privacy policies. We may be held liable if our customers use our technologies in a manner that is not in compliance with these laws or their own stated privacy policies.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and services could be adversely affected.

We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Although we try to protect this information in part by executing confidentiality agreements with our employees, consultants and third parties, such agreements may offer only limited protection and may be breached. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

●	divert management’s attention;

●	result in costly and time-consuming litigation;

●	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

●	in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

●	require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

Risks Related To Our Securities and This Offering

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on Yaakov Mechlovitz and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

●	Fund our operations;

●	Respond to competitive pressures;

●	Take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

●	Develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

●	our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

●	general economic conditions;

●	changes in our pricing policies;

●	our ability to expand our business;

●	the effectiveness of our personnel;

●	new product and service introductions;

●	technical difficulties or interruptions in our services;

●	the timing of additional investments in our hardware and software systems;

●	regulatory compliance costs;

●	costs associated with future acquisitions of technologies and businesses; and

●	extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

No public trading market for our securities currently exists and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the Over-The-Counter Market. If for any reason our securities are not quoted on the Over-The-Counter Market or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

If our common stock is quoted on the Over the Counter Bulletin Board we will be subject to the SEC’s “Penny Stock” Rules and the trading market in our common shares would be limited.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the Over-The-Counter Market or any other quotation medium. Upon the effectiveness of our registration statement registering the securities in this offering, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Market. We cannot assure you that we will be successful in our application, however, if we receive approval for quotation on the Over-The-Counter Market our common shares will be regarded as a “penny stock,” since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share. The SEC has adopted regulations that generally define a “penny stock” to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our common stock and may severely and adversely affect the ability of broker-dealers to sell your common stock.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

United States Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 5,000,000 shares of common stock through this prospectus. They must sell these shares at a fixed price of $0.25 until such time as they are quoted on the Over-The-Counter Market or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price have a depressive effect on the price of our common stock in any market that may develop.

The market price of our shares would decline if our restricted stockholders sell a large number of shares.

A total of 5,450,000 restricted shares have been issued to the existing stockholder, a total of 5,000,000 shares are being offered. The restricted shares are as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, and filing requirements of both the Company and the existing shareholder, commencing six months after their acquisition, assuming. Any sale of restricted shares held by the existing stockholder after applicable restrictions expire may have a depressive effect on the price of our common stock in any market that may develop.

The investors may sustain a loss of their investment based on the offering price of our common stock.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have generated limited revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this offering may not reflect how the stock is received on the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

You may have limited access to information regarding our business and our securities would not be eligible for quotation on the Over-The-Counter Market, if our obligation to file periodic reports with the SEC is automatically suspended under certain circumstances.

As of the effective date of this prospectus, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have fewer than 2,000 stockholders. If we continue to have fewer than 2,000 stockholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10-Q and 10-K filings, with the SEC subsequent to the Form 10-K required for the fiscal year in which our registration statement is effective.

Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our Officers, Directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

If we cease filing periodic reports for any reason, investors would have very limited access to information about our business and we would not be eligible to be quoted on the Over-The-Counter Market, which may reduce the value of your shares and also affect your ability to sell your shares.

We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Under new SEC rules we may be able to incorporate future documents by reference which will make it more difficult for investors to locate all of our filings.

The SEC has recently published a new interim rule which allows a public company which is current with its reporting obligations to be able to incorporate future filings into registration statements on Form S-1, such as the registration statement of which this prospectus forms a part.  Prior to the adoption of such rule, issuers using a Form S-1 had to file post-effective amendments to make required disclosures.  Thus, investors wishing to view information about the offering and the issuer could locate all relevant information in one location.  However, we will now be able to incorporate all such future disclosures into this filing thereby requiring interested persons to search multiple filings to view all information about us.  This extra effort may have a chilling effect on potential investors who may choose not to pursue an interest in us which could reduce market activity for our stock and make it more difficult for an investor in our stock to sell their shares.  We intend to take advantage of this new rule.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future products;

●	projections of costs, revenue, earnings, capital structure and other financial items;

●	statements of our plans and objectives;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Item 4. Use of Proceeds

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $1,250,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($1,250,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, CYTY would need $1,250,000, including capital raised in this offering. While CYTY hopes to secure such funds in this offering described herein, there is no minimum offering amount.

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$125,000	$312,500	$625,000	$937,500	$1,250,000
Offering Expenses (2)	$30,000	$30,000	$30,000	$30,000	$30,000
NET PROCEEDS	$95,000	$282,500	$595,000	$907,000	$1,220,000
General and Administrative Expense(3)	$2,050	5,125	10,250	15,375	20,500

Operating Funds (4)	$800	2,000	4,000	6,000	8,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of CYTY and the offering of the Shares including marketing and sales costs. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

(3) General and administrative expenses shall include the costs associated with being a reporting company under the Exchange Act ($7,500 to $12,500). Additionally, general and administrative expenses include rent ($1,200 to $2,500), telephone and utilities ($500 to $1,000) and running our office and accounting ($1,000 to $4,500.)

(4) Operating funds are used to pay the costs related to marketing of our products ($5,000), and cost associated with travel ($3,000). If less than 10% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our operating funds.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

There is no established public market for our common stock. We cannot assure you that a public market for our common stock will ever be listed for trading or trade at a price higher than the offering price in this offering.

Our initial offering price of $.25 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Item 6. Dilution

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 5,000,000 shares of common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 5,450,000 issued and outstanding shares of Common Stock on September 30, 2018, our net tangible book value per share was $0.002.

After giving effect to the sale of the maximum of 5,000,000 Shares being offered in this offering, at $0.25 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $0.1718 to $3,001,210 or $0.1720 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold:

5,000,000
Shares Sold

Offering Price per share	$0.25

Net tangible book value per share before the offering	$1,210

Pro forma net tangible book value per share after the offering	$0.1720

Dilution per share to new investors	$0.0780

After giving effect to the sale of 75% of the Shares (937,500 shares) being offered in this offering, at $0.25 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $0.1556 to $2,251,210 or $0.1558 per share.

The following table illustrates the pro forma per share dilution described above assuming 3,750,000 shares are sold:

3,750,000
Shares Sold

Offering Price per share	$0.25

Net tangible book value per share before the offering	$1,210

Pro forma net tangible book value per share after the offering	$0.1558

Dilution per share to new investors	$0.0942

After giving effect to the sale of 50% of the Shares (2,500,000 shares) being offered in this offering, at $0.25 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $0.1309 to $1,501,210 or $0.1311 per share.

The following table illustrates the pro forma per share dilution described above assuming 2,500,000 shares are sold:

2,500,000
Shares Sold

Offering Price per share	$0.25

Net tangible book value per share before the offering	$1,210

Pro forma net tangible book value per share after the offering	$0.1311

Dilution per share to new investors	$0.1189

After giving effect to the sale of 25% of the Shares (1,250,000 shares) being offered in this offering, at $0.25 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $0.0887 to $751,210 or $0.0889 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,250,000 shares are sold:

1,250,000
Shares Sold

Offering Price per share	$0.25

Net tangible book value per share before the offering	$1,210

Pro forma net tangible book value per share after the offering	$0.0889

Dilution per share to new investors	$0.1611

After giving effect to the sale of 10% of the Shares (500,000 shares) being offered in this offering, at $0.25 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $0.0451 to $301,210 or $0.0453 per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000
Shares Sold

Offering Price per share	$0.25

Net tangible book value per share before the offering	$1,210

Pro forma net tangible book value per share after the offering	$0.0453

Dilution per share to new investors	$0.2047

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$		5,450,000	51.2
New Investors	$1,250,000		5,000,000	48.8

75% Offering of 5,000,000 Shares	Investment	%	Stock Ownership
Current Stockholders	$		5,450,000	59.2
New Investors	$93,750		3,750,000	40.8

50% Offering of 5,000,000 Shares	Investment	%	Stock Ownership
Current Stockholders	$		5,450,000	68.6
New Investors	$625,000		2,500,000	31.4

25% Offering of 5,000,000 Shares	Investment	%	Stock Ownership
Current Stockholders	$		5,450,000	81.3
New Investors	$312,500		1,250,000	18.7

10% Offering of 5,000,000 Shares	Investment	%	Stock Ownership
Current Stockholders	$		5,450,000	91.6
New Investors	$125,000		500,00	8.4

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7. Selling Shareholders

N/A

Item 8. Plan of Distribution

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. There is no guarantee that the shares being offered in this prospectus will ever be quoted on the OTCQB or any exchange. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 5,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.25 per share. The offering will terminate 180 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 5,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $30,000.

We will sell the shares in this Offering exclusively through our officer and director. He will receive no commission from the sale of any Shares. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Ray may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) he will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Mr. Mechlovitz will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Mr. Mechlovitz shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

  1. Execute and deliver a subscription agreement, and

  2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to “CYTY Capital Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once CYTY accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Item 9. Description of Securities to be Registered

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our second amended and restated Certificate of Incorporation, Bylaws and applicable law. A copy of our Certificate of Incorporation and Bylaws will be filed as exhibits to the Registration Statement of which this prospectus is a part.

Our authorized capital stock consists of One Hundred Million (100,000,000) shares, consisting of: (i) 100,000,000 shares of common stock, par value $0.00 per share; and (ii) 0 shares of preferred stock, par value $0.00 per share.

Common Stock

As of the date of this Prospectus, we had 5,450,000 issued and outstanding shares of common stock owned by one stockholder of record. All of our issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable.

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our Certificate of Incorporation does not provide for cumulative voting in connection with the election of Directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the Directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of one-third of the voting power of the shares issued and outstanding and entitled to vote at such meeting of stockholders will constitute a quorum at such meeting of the stockholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Holders of our common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds subject to the preferential rights of the holders of our preferred stock, if any.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Certificate of Incorporation provides for no preferred stock.

Options

As of the date of this prospectus, we have no outstanding options to purchase any of our securities. We may grant options and/or establish an incentive stock option plan for our Directors, employees and consultants in the future.

Warrants

As of the date of this prospectus, we have no outstanding warrants to purchase any of our securities. We may issue warrants to purchase our securities in the future.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Registration Rights

No holders of our securities are entitled to any type of registration rights following this offering.

Item 10. Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of September 30, 2018 included in this prospectus have been audited by BF Borgers CPA PC, 5400 W. Cedar Ave., Lakewood, CO 80226 to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

CYTY was incorporated in the state of Wyoming on June 7, 2018. CYTY’s business objective is to provide a service for the loan provider business, as well as provide merchant cash advances itself. CYTY’s key function is to provide qualified leads to local lending professionals and provide loans itself. We provide institutional lenders with a solution by offering gathered leads. The key function of our platform is to provide qualified leads to local lending professionals, as well as syndicate deals ourselves.

Products and Services

The Company has created an Internet-based loan marketplace for consumers and our customers, which are lenders. Our technology is now operational and we are able to collect consumer credit requests and compare those requests and related credit information for submission to lenders which have joined our technology platform. We currently can intake consumer applications and inquiries for submission to participating lenders who receive consumer credit requests that are received online from consumers. We have minimal revenues and must have additional lenders join our marketplace or borrowers utilize our services to generate significant revenues. As more lenders join our network within a consumer’s geographic areas within the United States, consumers will receive up to three (3) offers in response to a single credit request and then be able to compare, review, and accept the offer that best suits their needs. Lenders can generate new business that meets their specific underwriting criteria at a cost that is lower than the costs associated with off-line loan originations. Our marketplace encompasses most consumer credit categories, including home equity loans and personal loans. We have an additional category for submissions to lenders for business loans. We recently added capabilities to our technology and proprietary Internet platform which allows a consumer to find a realtor within the geographic area that the consumer is attempting to either purchase or sell real property.

Our website should attract consumers through various forms of advertising and send their loan requests to subscribed lenders and loan brokers (“Lenders”) participating on our exchange. “Lenders,” as used herein, may also refer to the Company when applicable. Our technology platform is the technology that powers our Internet based lending exchange at www.cytycapitalsolutions.com.

Consumers begin the CYTY process by completing a simple on-line credit request (which we refer to as a “qualification form”). After the consumer completes the qualification form, the consumers’ data is automatically compared to the underwriting criteria of the subscribed Lenders participating on our lending exchange. Qualified consumers can receive multiple loan offers on-line in response to a single credit request and then compare, review, and accept the offer that best suits their needs. Lenders can generate new business that meets their specific underwriting criteria at a lower cost of acquisition than traditional marketing channels. Our lending exchange encompasses most consumer credit categories, including home equity loans, credit cards, and personal loans.

We intend to earn revenue from the Lenders on our exchange which pay us fees (“Transmission Fees”) for qualification forms that meet their underwriting criteria and are transmitted to them, and from interest on the loans we provide. Since a qualification form can be transmitted to more than one Lender, we may generate multiple Transmission Fees for the same form. We also earn revenue for loans that the Lenders on our exchange close with consumers that we referred to them (“Closed-Loan Fees”). We refer to the aggregate of these fees as our exchanged revenue.

Industry Background

For Lenders, the traditional loan origination process is paper-intensive, time-consuming, and usually accompanied by high fixed costs and labor expense. This inefficient process often involves significant marketing and origination costs.

For consumers, the traditional loan process is time-consuming, requires completion of multiple forms, and can often be frustrating and confusing. Consumers typically search through a variety of loan products from many different lenders, apply to one lender at a time for that lender’s offered terms, and then wait for that lender to approve or reject the application. Competing online lending sites generally mirror the traditional loan origination process. Consumers can visit our website, view a list of loan products, apply for one product from a lender, and are either given an offer or rate quote or are rejected by the lender. While the consumer proposition presented by online lending websites is the same as the traditional offline process, the business models for online lending websites generally fall into the following two categories:

Lender/Broker Model.

The operators of websites such as Mortgagebot.com, QuickenLoans, and Ditech generate a large portion of revenue in the same way as traditional lenders, from a mark-up over their cost of capital, whether the source of capital is a lender, secondary market purchaser, or warehouse line of credit. In exchange for these mark-ups, the lender/broker undertakes all of the document processing, verification, and customer interaction. In addition, to the extent the lenders/brokers fund originated loans with their own capital, they are often directly exposed to interest rate risk, credit risk, liquidity risk and must also effectively manage their loan pipeline.

Referral Agent Model.

The operators of websites such as Providian’s GetSmart typically generate revenue by providing referrals to lenders. Because referral agents typically do not generate any revenue upon loan closings, there is little incentive for these companies to ensure that lenders and consumers consummate the loan transaction. Additionally, because referral websites do not offer the consumers multiple offers on their sites, they are not able to continually give best practices and pricing data to lender participants.

CYTY believes that the inefficiencies of the traditional lending process and the shortcomings of online business models, combined with the large and recurring nature of consumer loan demand, offer a substantial opportunity for its lead processing and deal syndication business model.

The CYTY Process

Our process consists of the following steps:

Credit Request. Consumers access our exchange at www.cytycapitalsolutions.com and select a loan product from our multiple loan categories. Consumers complete a single qualification form for the selected loan product with information such as income, assets and liabilities, loan preferences and other data. Consumers also consent to our retrieval of their credit report.

Qualification Form Filtering and Transmission.

Our filtering process matches the consumer’s qualification form data, credit profile, and geographic location to the preset underwriting criteria provided by participating Lenders. Lenders are able to modify their underwriting criteria in real-time directly through a password-protected website upon our proprietary platform. Once qualification forms pass the filters, they are transmitted to up to three Lenders who have subscribed to our marketplace whose lending criteria match that of the consumers’ profile and location.

Lender Evaluation and Response.

Lenders evaluate and respond to the qualification forms that pass their filters. This response takes place on the automated interface technology that we have developed.

Communication of Offer.

Once a Lender evaluates a qualification form, renders a decision, and responds with an offer, our system automatically notifies the consumer via e-mail and displays the offers on the website where the request originated. The e-mail contains instructions to return to our website and provides instructions directing the consumer to the “Check Status” page where consumers can view and compare the terms of each offer including: interest rate, closing costs, monthly payment amount, lender fees and other information.

Offer Acceptance.

The consumer has the ability to accept, reject or request more information about any particular loan offer. When the consumer selects one of these options, our system automatically notifies the chosen Lender and the remainder of the process is conducted offline.

Ongoing Consumer and Lender Support.

We provide active email and telephone follow-up and support to both Lenders and consumers during the loan transaction process. This follow-up and support is designed to provide technical support and increase overall satisfaction of the participants in our exchange, as well as increase the percentage of consumers who accept and close a loan from our lending exchange.

Other Services

Lender Services

CYTY intends to quote after final approval. A potential lender will provide basic account information, contact information, lender information regarding licensing, loans loan types, such as real estate loans, commercial loans, personal loans, construction loans, and others, for submittal to CYTY. At this same time, the lender will submit their pricing package, which is initially established as a no-cost trial period, and a monthly marketing budget, if they so choose. Upon receipt of the lender registration, we verify the information and contact the lender for final negotiations regarding the pricing packages selected.

Based on the package amount selected by the Lender, we negotiate the demographic where the Lender selects to run the campaign, and return on investment expected by the Lender. CYTY will charge the Lender a flat fee or a percentage of the loan amount requested by a customer lead referred to the Lender. CYTY will also syndicate lending deals itself.

Our marketplace provides important benefits to lenders, including:

● New Business. Leveraging the reach of the Internet, we provide lenders with access to a significantly larger audience of qualified consumers.

● Lower Acquisition Costs. Our fees are designed to be less than the cost of acquiring customers through traditional and other online channels. Our technology enables lenders to process credit requests more efficiently and at significantly reduced costs.

● Market Information. We collect and distribute to our lenders valuable information about the online lending marketplace. This information enables our lenders to refine and improve their Internet lending strategies and quickly respond to changing market conditions.

Customer Service

We employ a staff of one customer service agent, and an IT Department which employs a staff of one technical support personnel who provide support to all users of our services. They provide support via email and telephone. The responsibilities of the customer service and technical support personnel include:

—	Responding to consumers’ questions about the status of their credit request, how to use our website, and other frequently asked questions.

—	Acting as a liaison between consumers and Lenders, to ensure consumers receive prompt service from Lenders.

—	Providing continuous technical support to Lender technical and systems questions.

Customers

A significant portion of our targeted lender base will be comprised of large financial institutions such as banks or insurance carriers, and may have products covered by multiple vertical categories on our online network.

Product Development Strategy

Our proprietary website features a modern modular design enabling us to add features and additional content rapidly, test consumers’ response and engagement and optimize satisfaction as a result. We plan to further leverage our back-end infrastructure in the process, creating an even stronger network for our consumers, advertisers, partners and affiliates.

In fulfilling our product mission, we will make extensive use of site tracking and optimization technologies, and we will continually monitor and improve consumer engagement and monetization.

Marketing

Our principal marketing objectives are to maintain our leading brand awareness position and to increase volume on our exchange. These efforts include offline advertising, online advertising and direct marketing. We also collect and analyze consumer data to enhance our consumer marketing programs, subject to compliance with our privacy policy.

Direct Marketing

We believe that direct marketing is an effective means of increasing loan requests and closure rates, and a way to develop more sustainable relations with consumers. Our direct marketing initiatives have been executed through both offline and online channel within the guidelines of our privacy policy, as follows;

We use direct email to encourage Lenders to visit our website, complete the lender listing request process, communicate with consumers throughout the lending process, offer additional products and to facilitate a consumers’ ability to obtain loans.

 We use direct mail to compliment our online email advertising

Competition

We compete for advertising revenues across the broad categories of personal finance content, online credit card marketplaces, and insurance marketplaces, both in traditional media such as newspapers, magazines, radio, and television, and in the rapidly growing market for online financial information. There are many competitors in our market segments. Our online and print competition includes the following:

●	search engines utilizing keyword cost-per-click advertising or comparison advertising sites/networks;

●	lead aggregators and websites committed to specific personal finance products;

●	numerous websites in each of our vertical categories competing for traffic and for advertisers;

●	financial institutions, including deposit institutions, insurance providers and credit card issuers, many of whom are also our customers; and

●	traditional offline personal finance marketing channels, including direct mail, television, radio, print and online advertising, call centers and retail bank branches.

Competition in the online publishing business is generally directed at growing users and revenue using marketing and promotion to increase traffic to websites.

Employees

Yaakov Mechlovitz is currently the sole non-technical employee, and we will depend on his ability to execute our plan through our initial growth stage. We have one additional employee to assist us in customer service and technical support, in contacting lenders and in securing agreements with them for service areas. Specifically, no full-time salaried employees will be engaged during this period. Moreover, no salary is planned to be paid to the founding principal or any other employees until cash flow operations allow it in subsequent growth stages.

DESCRIPTION OF PROPERTY

Main office- 626 Alonzo Road, Far Rockaway, NY 11691. It is owned by Mr. Mechlovitz’s brother, Shlomo, of which, the 800 square meter basement is leased to the Company for free, which houses our computers and other equipment.

Additionally, the Company maintains a satellite office at 1712 Pioneer Ave Ste 500, Cheyenne, Wyoming 82001 where it receives mail.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings, nor are we aware of any threatened legal proceedings of a material nature. CYTY is not involved in any civil or criminal proceedings. CYTY has not been named in any civil proceedings or criminal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over-The-Counter Market upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Over-The-Counter Market or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Registration Statement, we had one shareholder of our common stock, which is restricted.

Rule 144 Shares

After June 7, 2019, the 5,450,000 shares issued to Yakoov Mechlovitz could become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act presuming we have current information available to the public.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Registration rights have not been granted to Yakoov Mechlovitz.

Stock transfer agent

The Company has yet to engage a transfer agent.

FINANCIALS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of CYTY Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CYTY Capital, Inc. (the "Company") as of September 30, 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the period June 7, 2018 (Inception) through September 30, 2018 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018, and the results of its operations and its cash flows for the period June 7, 2018 (Inception) through September 30, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

December 26, 2018

CYTY CAPITAL INC.

BALANCE SHEET

September 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,210
Total current assets	1,210

TOTAL ASSETS	$1,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $0.0001 per share; 100,000,000 shares authorized; 5,450,000 shares issued and outstanding as of September 30, 2018	545
Accumulated earnings	665
Total stockholders’ equity	1,210

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,210

The accompanying notes are an integral part of these financial statements.

CYTY CAPITAL, INC.

STATEMENTS OF OPERATIONS

	For the three month period ended September 30	For the period from Inception (June 07, 2018) through September 30

	2018	2018

Revenues	$8,259	$8,259

Operating expenses
General and administrative	—	594
Professional fees	7,000	7,000
Total operating expense	7,000	7,594

Income from operations	1,259	665

Net income per common share – basic and diluted	$—	$—
Weighted average common shares outstanding – basic and diluted	5,450,000	5,450,000

The accompanying notes are an integral part of these financial statements.

CYTY CAPITAL INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (JUNE 07, 2018)

THROUGH SEPTEMBER 30, 2018

	Common Stock: Shares	Common Stock: Amount	Additional Paid in Capital	Earnings Accum	Totals
Inception – June 07, 2018	—	$—	$—	$—	$

Common stock issued to founder	5,450,000	545	—	—		545
Net income for the period	—	—	—	665		665
Balance September 30, 2018	5,540,000	$545	$—	$665		1,210

The accompanying notes are an integral part of these financial statements.

CYTY CAPITAL INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JUNE 07, 2018)

THROUGH SEPTEMBER 30, 2018

From the Inception (June 07, 2018) to September 30, 2018
OPERATING ACTIVITIES:
Net income	$665
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in net assets and liabilities -	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	665

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	545
NET CASH PROVIDED BY FINANCING ACTIVITIES	545

NET INCREASE IN CASH	1,210

CASH – BEGINNING OF PERIOD	0
CASH – END OF PERIOD	$1,210

The accompanying notes are an integral part of these financial statements.

CYTY CAPITAL INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JUNE 07, 2018)

THROUGH SEPTEMBER 30, 2018

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

CYTY Capital Inc. (“CYTY”) was incorporated in the state of Wyoming on June 07, 2018. CYTY’s business objective is to provide a service for the loan provider business, as well as provide merchant cash advances itself. CYTY’s key function is to provide qualified leads to local lending professionals and provide loans itself. On that date, the Company was authorized to issue 100,000,000 shares of common stock at $0.0001 par value.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company has adopted Accounting Standard Update 2014-09, Revenue from Contracts with Customers, as amended (“ASC 606”). ASC 606 replaces existing revenue recognition rules with a comprehensive revenue measurement and recognition standard and expanded disclosure requirements. See Recently Issued Accounting Pronouncements below for additional information.

Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer;

(ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Sales, value-added, and other taxes collected on behalf of third parties are excluded from revenue. The Company’s standard payment term is generally 30 days from date of sale.

The Company earns revenue by charging customers a loan origination fee for loans funded. Customers seeking loans are matched with the appropriate lenders through the Company’s online platform. The Company matches lenders with borrowers offering the following loan products: Business lines of credit, Mortgages, Merchant Cash Advances and Credit repair services. Origination fees are based on a percentage of the loan amounts funded and can range from 1.5% to 5%. For credit repair services, the Company earns a fee of 20% of the total service cost.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

 In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, an entity will: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. In April and May 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers – Identifying Performance Obligations and Licensing”, ASU 2016-11, “Revenue Recognition and Derivatives and Hedging – Recession of SEC Guidance”, ASU 2016-12, “Revenue from Contracts with Customers – Narrow-Scope Improvements and Practical Expedients”, and ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”.  These ASUs each affect the guidance of the new revenue recognition standard in ASU 2014-09 and related subsequent ASUs. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017 for public companies. Early adoption is only permitted as of annual reporting periods beginning after December 15, 2016. Entities have the option of using either a full retrospective or modified approach to adopt ASU 2014-09.

On January 1, 2018, we adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers and all the related amendments” (“ASC 606”) to all contracts which were not completed or expired as of January 1, 2018 using the modified retrospective method. We will recognize the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. Results for reporting periods beginning after

January 1, 2018 will be presented under ASC 606, while the comparative information will not be restated and will continue to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to our revenue and net income on an ongoing basis.

With the adoption of the standard, the financial statements will be supplemented by new disclosure requirements. Areas of focus and updated presentation requirements include disclosures surrounding contracts with customers, disaggregation of revenue, contract balances, performance obligations, significant judgements used in the application of the guidance and transaction price allocation to remaining performance obligations.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 eliminates the diversity in practice related to the classification of certain cash receipts and payments for debt prepayment or extinguishment costs, the maturing of a zero-coupon bond, the settlement of contingent liabilities arising from a business combination, proceeds from insurance settlements, distributions from certain equity method investees and beneficial interests obtained in a financial asset securitization. ASU 2016-15 designates the appropriate cash flow classification, including requirements to allocate certain components of these cash receipts and payments among operating, investing and financing activities. The guidance is effective for the Company beginning after December 15, 2017, although early adoption is permitted. The Company currently is in the process of evaluating the impact of the adoption on its financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash a consensus of the FASB Emerging Issues Task Force (“ASU 2016-18”). ASU 2016-18 requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement cash flows. The new standard is expected to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, with early adoption permitted. The Company currently is in the process of evaluating the impact of the adoption on its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The Company currently is in the process of evaluating the impact of the adoption on its financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350); Simplifying the Test for Goodwill Impairment. The amendments in this update simplify the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this guidance, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for public companies for the reporting periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. Although the Company cannot anticipate future goodwill impairment, based on the most recent assessment, it is unlikely that an impairment amount would need to be calculated and, therefore, does not anticipate a material impact on the Company’s financial statements. The current accounting policies and procedures are not anticipated to change, except for the elimination of the Step 2 analysis. The Company currently is in the process of evaluating the impact of the adoption on its financial statements.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (ASU 2017-09). ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the effects of ASU 2017-09 on its audited financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the potential impact of adopting ASU 2017-11 on its financial statements and related disclosures.

Note 3 Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Common stock

The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. On June 07, 2018, the Company issued 5,450,000 shares of common stock with a par value of $0.0001 to Yaakov Mechlovitz, President & Chief Executive Officer for $545.

As of September 30, 2018 a total of 5,450,000 shares of common stock issued and outstanding.

Note 5 – Related Party Transactions

On June 07, 2018, the Company received $545 in exchange for common stock 5,450,000 from its founder, who is also the President and Chief Executive Officer, Yaachov Mechlovitz.

Note 6 – Concentration

During the nine months ended September 30, 2018, the Company had one major customer comprising 100% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. There was no accounts receivable for this customer as of September 30, 2018. The Company does not believe that the risk associated with these customers will have an adverse effect on the business.

Note 7 – Subsequent events

The Company evaluates events that occur after the year-end date through the date the financial statements are available to be issued. Accordingly, management has evaluated subsequent events through October 8, 2018, and has determined that there were no subsequent events requiring adjustment to, or disclosure in, the financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

General

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the related notes to those statements included later in this prospectus. In addition to historical financial information, this discussion contains forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements” and “Risk Factors”. Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Background overview

CYTY was incorporated in the state of Wyoming on June 7, 2018. CYTY’s business objective is to provide a service for the loan provider business, as well as provide merchant cash advances itself. CYTY’s key function is to provide qualified leads to local lending professionals and provide loans itself. We provide institutional lenders with a solution by offering gathered leads. The key function of our platform is to provide qualified leads to local lending professionals, as well as syndicate deals ourselves.

Management Overview

CYTY’s segment in the market consists of its online site, CYTY where potential customers complete, online, applications for numerous types of financing. As these “leads” are processed and reviewed, they then will be offered to our partners and other various lending institutions and outlets connecting them directly to the potential borrowers, or utilized by us directly.

Plan of Operations

During the next 12 months, we expect to take the following steps in connection with the further growth of our business in the implementation of a plan of operations:

We are presently operational with respect to our technology and are ready to obtain agreements with lenders for geographic areas and ZIP Codes. We expect to spend the next 12 months obtaining agreements with lenders, maintaining our Internet-based platform, and begin generating revenues for our marketplace services. Over the next 12 months our growth is designed to attract a modest level of business aimed at reaching a breakeven point and create consumer and lender awareness of the Company as a reliable and credible Internet-based loan marketplace. The budget for the next 12 months is estimated to be $55,000, which is being provided for by our founding principal and President, Yaakov Mechlovitz. A breakdown of the estimated cost for our next 12 months of operation are as follows:

ACCOUNTING SERVICE	3,000
4 EMPLOYEES BASIC EXPENSE COMMISSION BASE ON 1099	20,000
E-WIZ SOLUTION, INC, IT UPDATE MAINTENANCE AND SERVICE	10,000
GODADDY, DOMAIN NAMES HOSTING. SERVICE. AND MAINTENANCE	2,500
GOOGLE EMAIL SERVICE	550
LEGAL FEES	6,000
MARKETING MATERIAL	5,000
NETFLIX .COM, DOWNLOAD SERVICE	100
OFFICE SUPPLY	1,000
PERSOLVENT INC, CREDIT CARDS MAINTENANCE SERVICE	220
QUICK BOOKS ONLINE ACCOUNTING SERVICE,	550
TELEPHONE SERVICE,	3,800
THE FINANCIAL SERVICE, RATES UPDATE SERVICE	600
TRANSFER AGENT	1,500
TOTAL	54,820

Revenues are expected to be minimal as the volume of lender agreements during this initial stage of operation is expected to be low. We expect to operate at a loss during our initial growth/operating period. No salary is planned to be paid to the President, Directors, or other executive officers until the Company has completed 12 months of operations. Only our contract part time employees will be compensated.

Contingent upon the successful completion of our next 12 months of operation, we plan to aggressively expand our operation and business. Our expansion would be accompanied by an increase in the number of employees to obtain lender agreements for ever-expanding geographic areas.

Sources of Revenue

CYTY will generally be compensated from fees paid by its members and fees paid for supplying “leads” to participating lenders and other financial institutions. The Company may also generate revenue by providing merchant cash advances. However, as of the filing of this prospectus, the Company has not generated any revenues, but is in the final development stage in anticipation of launching its web site gradually in selected markets.

Channels of Distribution; Marketing Costs

CYTY markets and offers services directly to customers through its branded website allowing customers to transact directly with CYTY in a convenient manner. The Company has made, and expects to continue to make, substantial investments in online and offline advertising to build its brands and drive traffic to its businesses. The cost of acquiring new customers through online and offline third-party distribution channels has increased, particularly in the case of online channels as internet commerce continues to grow and competition in the housing market increases. CYTY expects sales and marketing expense as a percentage of revenue to continue to increase.

Results of Operations

For the three months ended September 30, 2018

Revenue

For the three months ended September 30, 2018, the Company generated $8,259 in revenues.

Expenses

For the three months ended September 30, 2018, we incurred operating expenses in the amount of $7,000 which consisted of $7,000 of professional fees.

Net Income

We had net income of $665 for the three months ended September 30, 2018

For the nine months ended September 30, 2018

Revenue

From the nine months ended September 30, 2018, the Company generated $8,259 in revenues.

Expenses

For the nine months ended September 30, 2018, we incurred operating expenses in the amount of $7,594 which consisted of $594 of general and administrative expenses and $7,000 of professional fees.

Net Income

We had net income of $665 for the nine months ended September 30, 2018.

Financial Position, Liquidity and Capital Resource

As of September 30, 2018, all cash loaned by the Company to pay its operating and development expenses has been furnished by its founder and President, Yaakov Mechlovitz. With this cash infusion, the Company has incurred no outstanding long term obligations, other than the debt owed to Mr. Mechlovitz. Additionally, the Company anticipates offering shares of the Company in this Offering of its securities to supplement its capital requirements. For the period ended September 30, 2018, the Company provided $665 in operating activities. This was funded by Net Income of $665 and $545 from the sale of common stock. The cash balance at September 30, 2018 was $1,120.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Consolidated Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Going Concern

Because we have suffered recurring losses from operations and negative operating cash flows, there is substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on Management’s plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

JOBS Act

On September 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with or new or revised accounting pronouncements based on the effect date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since our inception, there were no disagreements with our principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, and no reportable events as described in Item 304 of Regulation S-K that occurred during that time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and position of our executive Officers and Directors are set forth below:

Name	Age	Title	Held Position Since
Yaakov Mechlovitz	28	Director	June 7, 2018

The name, age and position of our significant employee is set forth below:

Name	Age	Title	Held Position Since
Yaakov Mechlovitz	28	President/CEO/Director/Secretary/Treasurer	June 7, 2018

The following information sets forth the backgrounds and business experience of Director, executive Officer, and significant employee.

Bios of the Officer and Director

Yaakov Mechlovitz - Yaakov Mechlovitz is Director, Chief Executive Officer, Secretary, Treasurer and President. Mr. Mechlovitz has served as a Director, Chief Executive Officer and President since he founded the Company in 2018. He has been working independently in the finance industry, as a financial advisor since 2013.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No Involvement in certain legal proceedings

During the past ten years, our Officer and Director has not been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive Officer for the fiscal years ended December 31, 2018:

Summary Compensation Table

Name and Principal Position (a)	Year 2016 and 2017	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Yaakov Mechlovitz – Director, Chief Executive Officer, Secretary, Treasurer, and President	—	—	—	—	—	—	—

Compensation Discussion and Analysis/ Employment and Other Agreements

As of this filing, our director and executive officer received no compensation as of the fiscal year ended December 31, 2018.

Stock Option Grants

To date, we have not granted any stock options to any officer or director or any other employee. We have not adopted any stock option or any other similar compensation plan.

Director Compensation

During 2018, Directors were not entitled to reimbursement for expenses in attending meetings but received no other compensation for services as Directors. No compensation has been paid to the Director for his services. There were no formal or informal arrangements or agreements to compensate Directors for services provided as a director during 2018.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of this Prospectus, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our Officers and Directors, our Officers and Directors as a group, and each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock:

Security Ownership of Management

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	% Owned (1)

Yaakov Mechlovitz 626 Alonzo Road, Far Rockaway, NY 11691	5,450,000 common shares	100%

(1) The percent of class is based on 5,450,000 shares of our common stock issued and outstanding as of December 26, 2018.

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Since inception, no founder has received anything of value from our Company and no founder is entitled to receive anything of value from our Company for services provided as a founder.

Since June 7, 2018, we have been involved in the following transactions with related persons, and we believe these transactions occurred on terms as favorable to us as could have been obtained from unrelated third parties.

Our principal shareholder and President purchased 5,450,000 shares of the Company’s common stock for $545.00.

The Company utilizes approximately 800 square meters of office space in the basement at 626 Alonzo Road, Far Rockaway, NY 11691. The space is owned by the President’s brother and is provided without charge to the Company.

Archtech Design has billed and been paid $590.43 for web design work for the three months ended September 30, 2018.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Wyoming Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain Officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Policies and Procedures for Related-Party Transactions

We do not have any policies and procedures for the review, approval, or ratification of transactions with related persons pursuant to Item 404(a) of Regulation S-K; however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

All future transactions between us and our Officers, Directors or 5% stockholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested Directors. Our Directors and Officers are or may become, in their individual capacity, Officers, Directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between us and their other business activities.

Other than as described above and under “Executive Compensation,” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our Company’s total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

There are no arrangements, agreements or understandings between our non-management stockholders and management under which our non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present stockholder, officer, director or promoter.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

SEC Registration Fee	$21.54
Legal Fees	$10,000.00
Accounting and Audit Fees	$7,500
Electronic Filing and Printing	$500
Transfer Agent	$500

Total*	$18,522

*	All amounts are estimates. We have already paid approximately $7,000 of expenses and will pay the remaining expenses from our cash on hand. None of the proceeds from the offering will be needed to pay for any of the offering expenses.

Our Company does not expect to pay any underwriting discounts, commissions or expense allowances.

Item 15. Indemnification of Directors and Officers.

Our Director and Officers are indemnified as provided by the Wyoming Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain Officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

On June 7, 2018 we issued 5,450,000 shares of common stock to Yaakov Mechlovitz pursuant to resolutions of the Board of Directors of the Company. The shares were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

Item 16. Exhibits Index.

The listed exhibits are filed with this registration statement:

SEC Reference Number	Title of Document	Location

3.1	Certificate of Incorporation	Filed herewith

3.2	Bylaws	Filed herewith

5.1	Opinion of McMurdo Law Group, LLC	Filed herewith

21.1	List of Subsidiaries- None

23.1	Consent of BF Borgers CPA PC	Filed herewith

99.1	Form of subscription agreement	Filed herewith

Item 17. Undertakings.

The undersigned hereby undertakes:

1.	To file,during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Far Rockaway, State of New York on December 26, 2018.

By:	/s/ Yaakov Mechlovitz
YAAKOV MECHLOVITZ
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Chairman of Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registrant statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yaakov Mechlovitz
YAAKOV MECHLOVITZ
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Chairman of Board of Directors